Exhibit 99.1

FOR IMMEDIATE RELEASE

Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q3 RESULTS

Total Revenues Increase 20%

Consolidated Net Income Increases to $304,000

Initial Fiscal 2019 Guidance Provided

Conference Call Thursday, August 9, 2018, at 3:00 p.m. MT/5:00 p.m. ET

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the third fiscal quarter ended June 26, 2018.

Key highlights of the Company’s financial results include:

•	Same store sales for company-owned Good Times restaurants increased 3.8% for the quarter on top of last year’s increase of 3.7%. Year to date, same store sales increased 4.9% versus last year’s increase of 1.2%

•	Bad Daddy’s same store sales increased 0.5% during the quarter over the prior year’s increase of 0.1%. Year to date, same store sales increased 0.5% versus last year’s increase of 1.7%. Same store sales exclude the weeks during which the original Bad Daddy’s in Charlotte, NC was closed for remodeling. Total revenues increased 20% to $26,175,000 for the quarter

•	The Company opened two new Bad Daddy’s restaurants during the quarter for a total of five new restaurants opened through the third quarter of 2018. Subsequent to the end of the quarter, the Company opened an additional two restaurants and expect to open two more before the end of the fiscal year for a total of nine new restaurants in fiscal 2018

•	Sales for the Bad Daddy’s restaurants for the quarter increased 37% versus last year to $17,765,000

•	Restaurant Level Operating Profit (a non-GAAP measure) increased 26.8% to $4,779,000 (18.4% as a percent of sales) from $3,770,000 (17.5% as a percent of sales)*

•	Adjusted EBITDA (a non-GAAP measure) for the quarter increased 36.6% to $1,907,000 from $1,396,000 last year*

•	The Company ended the quarter with $3.2 million in cash and $5.1 million of long-term debt

Boyd Hoback, President & CEO said “We are very pleased with our continued growth in same store sales at both brands as well as our improved operating margins. Our class of 2018 Bad Daddy’s openings have been very strong on average and we anticipate they will be settling into a sales trend post-honeymoon at or above our system average. We are now operating in seven different metropolitan areas and are on track to enter three to four additional new areas in fiscal 2019, as we continue our expansion focused primarily on the Southeast.”

Regarding initial fiscal 2019 guidance, Ryan Zink, Chief Financial Officer commented “The strength of our new Bad Daddy’s restaurants opened during the 2018 fiscal year has generated cash for development which has limited our need to incur any significant incremental debt, and that has created a strong foundation on which to continue development in 2019. With this growth, we expect Adjusted EBITDA of between $7.6 and $8.1 million for the 2019 fiscal year, with an estimated run rate at the end of the fiscal year that approaches $10 million, consistent with our prior commentary projecting continued 40% annual growth in our Adjusted EBITDA.”

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Fiscal 2018 Outlook:

The Company provided the following guidance for fiscal 2018:

•	Total revenues of approximately $99 million to $100 million with a year-end revenue run rate of approximately $110 million

•	Total revenue estimates assume same store sales of approximately +1% for Good Times and flat to slightly positive for Bad Daddy’s in Q4

•	General and administrative expenses of approximately $7.9 million, including approximately $500,000 of non-cash equity compensation expense

•	The opening of a total of 4 new Bad Daddy’s restaurants (including 1 joint venture unit) in Q4, for a total of 9 new restaurants during the full fiscal year

•	Total Adjusted EBITDA* of approximately $5.4 million to $5.6 million

•	Restaurant pre-opening expenses of approximately $2.7 million

•	Capital expenditures (net of tenant improvement allowances and sale-leaseback proceeds) of approximately $8.5 to $9.0 million including approximately $0.6 million related to fiscal 2019 development

•	Fiscal year-end long term debt of approximately $9.0 to $9.5 million

Fiscal 2019 Outlook:

The Company provided the following initial guidance for fiscal 2019:

•	Total revenues of approximately $120 million to $123 million with a year-end revenue run rate of approximately $130 million

•	Total revenue estimates assume same store sales of approximately +2% for Good Times, excluding Q2 where we project flat comparable sales, and assumes +1% for Bad Daddy’s

•	General and administrative expenses of approximately $8.7 to $9.0 million, including approximately $600,000 of non-cash equity compensation expense

•	The opening of a total of 7 - 9 new company-owned Bad Daddy’s restaurants

•	Total Adjusted EBITDA* of approximately $7.6 million to $8.1 million

•	Restaurant pre-opening expenses of approximately $2.5 million to $3.0 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $11.0 – $11.5 million

•	Fiscal year-end long term debt of approximately $13.0 - $13.5 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its third quarter 2018 financial results on Thursday, August 9, 2018 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Ryan Zink, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

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About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, through its wholly-owned subsidiary, Good Times Drive Thru Inc. Good Times provides a menu of high quality all-natural hamburgers, 100% all-natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings. Good Times currently operates and franchises a total of 36 restaurants.

GTIM also owns, operates, franchises and licenses 31 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2017 filed with the SEC. Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Good Times Restaurants Inc. INVESTOR RELATIONS CONTACTS:

Boyd E. Hoback, President and CEO, (303) 384-1411

Ryan M. Zink, Chief Financial Officer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Third Quarter		Year to Date
Statement of Operations	2018	2017	2018	2017
Net revenues:
Restaurant sales	$25,990	$21,518	$71,929	$55,981
Franchise Revenues	185	184	515	515
Total net revenues	26,175	21,702	72,444	56,496

Restaurant Operating Costs:
Food and packaging costs	7,833	6,822	22,154	17,591
Payroll and other employee benefit costs	9,155	7,546	26,076	20,216
Restaurant occupancy costs	1,850	1,484	5,278	4,207
Other restaurant operating costs	2,373	1,896	6,626	5,003
New store preopening costs	610	819	1,683	1,737
Depreciation and amortization	937	753	2,665	2,086
Total restaurant operating costs	22,758	19,320	64,482	50,840

General and administrative costs	2,069	1,831	5,884	5,222
Advertising costs	565	514	1,587	1,357
Franchise costs	11	28	32	80
Asset Impairment Costs	0	0	72	0
Loss (gain) on restaurant asset sale	(9)	(6)	(26)	(17)
Income (loss) from operations	781	15	413	(986)

Other income (expense):
Interest income (expense), net	(96)	(49)	(270)	(105)
Other income (expense), net	0	(1)	0	(1)
Total other income (expense), net	(96)	(50)	(270)	(106)

Net Income (loss):	$685	$(35)	$143	$(1,092)
Income attributable to non-controlling interest	(381)	(212)	(853)	(499)
Net income (loss) attributable to Good Times Restaurants Inc.	$304	$(247)	$(710)	$(1,591)

Basic and diluted income (loss) per share	$0.02	$(0.02)	$(0.06)	$(0.13)

Weighted average common shares outstanding - basic	12,468,326	12,301,007	12,460,467	12,296,793
Weighted average common shares outstanding - diluted	12,665,172	N/A	N/A	N/A

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Good Times Restaurants Inc.

Unaudited Supplemental Information

($ in thousands)

	Jun. 26, 2018	Sep. 26, 2017
Balance Sheet Data:
Cash & cash equivalents	3,186	4,337
Current assets	5,120	6,066
Property and Equipment, net	33,113	29,560
Other assets	19,359	19,397
Total assets	$57,592	$55,153

Current liabilities, including capital lease obligations and long-term debt due within one year	7,944	6,916
Long-term debt due after one year	5,126	5,339
Other liabilities	7,204	5,614
Total liabilities	$20,274	$17,869
Stockholders’ equity	$37,318	$37,284

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Third Quarter		Year to Date		Third Quarter		Year to Date
	2018	2017	2018	2017	2018	2017	2018	2017

Restaurant sales	$8,225	$8,546	$23,223	$22,310	$17,765	$12,972	$48,706	$33,671
Restaurants open during period	0	0	0	1	2	3	5	5
Restaurants closed during period	1	0	2	0
Restaurants open at period end	26	28	26	28	27	21	27	21
Restaurant operating weeks	342.0	364.0	1,062.0	1,068.3	337.6	249.6	970.4	690.9
Average weekly sales per restaurant	$24.0	$23.5	$21.9	$20.9	$52.6	$52.0	$50.2	$48.7

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Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations

(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	------------------------------------------------------------------Fiscal Third Quarter----------------------------------------------------------
	2018		2017		2018		2017		2018	2017

Restaurant sales	$8,225	100.0%	$8,546	100.0%	$17,765	100.0%	$12,972	100.0%	$25,990	$21,518
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,654	32.3%	2,792	32.7%	5,179	29.2%	4,030	31.1%	7,833	6,822
Payroll and other employee benefit costs	2,716	33.0%	2,846	33.3%	6,439	36.2%	4,700	36.2%	9,155	7,546
Restaurant occupancy costs	694	8.4%	693	8.1%	1,156	6.5%	791	6.1%	1,850	1,484
Other restaurant operating costs	648	7.9%	680	8.0%	1,725	9.7%	1,216	9.4%	2,373	1,896
Restaurant-level operating profit	$1,513	18.4%	$1,535	18.0%	3,266	18.4%	$2,235	17.2%	4,779	3,770

Franchise royalty income, net									185	184

Deduct - other operating:
Depreciation and amortization									937	753
General and administrative									2,069	1,831
Advertising costs									565	514
Franchise costs									11	28
Loss (gain) on restaurant asset sale									(9)	(6)
Preopening costs									610	819
Total other operating									4,183	3,939

Income (loss) from operations									$781	$15

Certain percentage amounts in the table above do not total due to rounding

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Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations

(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	------------------------------------------------------------------------Year to Date----------------------------------------------------------------
	2018		2017		2018		2017		2018	2017

Restaurant sales	$23,223	100.0%	$22,310	100.0%	$48,706	100.0%	$33,671	100.0%	$71,929	$55,981
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	7,615	32.8%	7,191	32.2%	14,539	29.9%	10,400	30.9%	22,154	17,591
Payroll and other employee benefit costs	8,074	34.8%	7,706	34.5%	18,002	37.0%	12,510	37.2%	26,076	20,216
Restaurant occupancy costs	2,164	9.3%	2,075	9.3%	3,114	6.4%	2,132	6.3%	5,278	4,207
Other restaurant operating costs	1,891	8.1%	1,833	8.2%	4,735	9.7%	3,170	9.4%	6,626	5,003
Restaurant-level operating profit	3,479	15.0%	$3,505	15.7%	8,316	17.1%	$5,459	16.2%	11,795	8,964

Franchise royalty income, net									515	515

Deduct - Other operating:
Depreciation and amortization									2,665	2,086
General and administrative									5,884	5,222
Advertising costs									1,587	1,357
Franchise costs									32	80
Loss (gain) on restaurant asset sale									(26)	(17)
Asset impairment charge									72	0
Preopening costs									1,683	1,737
Total other operating									11,897	10,465

Income (loss) from operations									$413	$(986)

Certain percentage amounts in the table above do not total due to rounding.

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal third quarters and year to date for fiscal 2018 and fiscal 2017, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

Good Times Restaurants Inc.

	Third Quarter		Year to Date
	2018	2017	2018	2017

Net income (loss) as reported	$304	$(247)	$(710)	$(1,591)

Adjustments to net income (loss):
Depreciation and amortization	897	727	2,550	2,001
Interest expense, net	97	50	272	108
EBITDA	$1,298	$530	$2,112	$518
Preopening costs	565	685	1,541	1,400
Non-cash stock-based compensation	88	205	303	609
GAAP rent in excess of cash rent	(35)	(18)	(51)	(34)
Non-cash disposal of assets	(9)	(6)	(26)	(17)
Asset impairment charge	0	0	72	0
Adjusted EBITDA	$1,907	$1,396	$3,951	$2,476

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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